                                CONTRACT
                                --------

     Contract among Timber Harvesting Equipment Sales, Inc., 16285 S.W. 85th Avenue, Suite 404, Tigard, Oregon 97224, USA (the "Seller"), Joint-Stock Company "Forest-Starma", 4 Koprovaya Street, Komsomolsk-On-Amur, 681006, Russian Federation (the "Buyer"), and The Pioneer Group Inc., 60 State Street, Boston, Massachusetts 02109-1820, USA (the "Payor").

                                ARTICLE I

                  Subject of the Contract and Prices
                  ----------------------------------

     1. Seller agrees to sell, Buyer agrees to buy, and Payor agrees to make payment on behalf of Buyer for machines, parts and tools (herein "Products") as follows:

          (a) Machines for a total value of $619,091, as specified in Annex B-1, which is an integral part of this Contract, plus cost of freight and insurance from port of exit to port entry, which shall be determined separately, according to Articles II and
III.5 below, CIF Vanino, Russian Federation (Incoterms 1990).

          (b) Consumable parts for a total value of $3314, as specified in Annex B-2, being an integral part of this Contract, plus cost of freight and insurance from port of exit to port of entry, which shall be determined separately, according to Articles II and III.5 below, CIF Vanino, Russian Federation (Incoterms
1990).

          (c) Operator Training for a total value of $8430, as specified in Annex E, being an integral part of this Contract.

     2. The total price for the Products, including Operator Training, as specified in Annex A hereto (Price Summary), CIF, Vanino, Russian Federation, amounts to $630,835 plus cost of freight and insurance from port of exit to port of entry, which shall be determined separately, according to Articles II and III.5 below.

                               ARTICLE II

                                Delivery
                                --------

     Seller shall deliver the Products CIF port of exit (Incoterms
1990), as specified in Annex D hereto, not later than the date specified in Annex D (herein called "Delivery Date"). Shipment of Products to the port of entry shall be arranged through Seller's forwarder and selection of route, method and agency of transportation shall be made by Seller. Seller shall inform the

Payor in writing of the cost of shipment from the port of exit to the port of entry within 90 (ninety) days after the date of execution of this Contract. Such notice shall contain a copy of the applicable shipping invoice from Seller's freight forwarder. Payor shall pay for the cost of such shipment by letter of credit, according to Article V below.

                                ARTICLE III

                Packing, Marking, Notification, Insurance
                -----------------------------------------

     1. The Products shall be packed in accordance with Seller's normal export packing appropriate for machines and parts and suitable for craneage and manual handling.

     2. Buyer shall furnish to Seller by telex or fax no later than 15 days after the date of this Contract, shipping marks and trans Nos. applicable. The markings shall be made with indelible paint both in the English and Russian languages and shall include the following:

           (a) Name of consignee;

           (b) Final destination;

           (c) Via (port of entry);

           (d) Trans No.;

           (e) Case No.;

           (f) Gross weight; and

           (g) Net weight.

     3. Seller or its forwarder shall inform Buyer and Payor by telex, fax or cable, within five (5) working days after ex-factory shipment of Products, of the vessel name, estimated sailing date, port of entry, contract No., trans No., product description, number of cases and the gross and net weight of the shipment.

     4. Seller or its forwarder will inform Buyer and Payor by telex, fax or cable, within five (5) working days after vessel sailing date, of the bill of lading date and number, name of vessel, its estimated arrival time at the port of entry, contract No., trans No., total number of cases against each trans No., description of products, gross and net weight and value of the shipment.

     5. Seller shall arrange for transportation insurance of the Products against risk of damage from external cause or physical loss from supplier's factory or warehouse to DES (delivered exship) port of entry (Incoterms 1990). The cost of transportation insurance of the Products against risk of damage from external causes or physical loss from supplier's factory to port of exit shall be borne by Seller. The cost of transportation insurance of the Products from the port of exit to DES (delivered exship) port of entry shall be borne by the Payor as follows:
Seller shall inform the Payor in writing of the cost within 90 (ninety) days after the date of execution of this Contract. Such notice shall contain a copy of the applicable insurance invoice from Seller's freight forwarder. Payor shall pay for the cost of transportation insurance as indicated in such notice by letter of credit, according to Article V below.

                            ARTICLE IV

                        Title Risk of Loss
                        ------------------

     Legal title to, ownership of, right to possession of and control over, and risk of loss and damage to the Products shall remain with the Seller until delivery of the Products to the port of entry.

                             ARTICLE V

                         Terms of Payment
                         ----------------

     Payment for the Products shall be made by Payor as provided in Annex F, which forms an integral part of this Contract. Payment for freight and insurance of the Products from port of exit to port of entry, as provided in Articles II and III.5 above, shall be made by Payor as provided in Annex F-2, which forms an integral part of this Contract.

                            ARTICLE VI

                      Duties, Taxes and Charges
                      -------------------------

     Buyer agrees to pay all duties, tariffs, taxes, financial levies and other charges relating to or arising from this transaction or from the sale, purchase, import, possession or use of the Products which are payable in Russia.

                            ARTICLE VII

                           Force Majeure
                           -------------

     1. None of the parties to this Contract shall be liable for failure to perform their obligations hereunder in full or in part if such failure is due to an event of force majeure ("Force Majeure") that occurred after the execution of this Contract and cannot be reasonably prevented and for which no reasonable performance alternative exists. For the purposes of this Contract Force Majeure shall include (but is not limited to) war, riots, revolutions, strikes, lockouts, labor disputes, accidents, fires, floods or other acts of God, embargoes, governmental action, delays in transportation, delay of materials, or other events, the occurrence of which is beyond the parties' responsibility and which is beyond the parties' reasonable control. In the event of Force Majeure the affected party's performance shall be extended for a period equal to the duration of such event plus ten (10) working days.

     2. If an event of Force Majeure extends for more than one hundred twenty (120) days, any party shall have the right to terminate this Contract upon written notice to the other parties without liability of any kind to the other parties with respect to incomplete performance, except the Payor shall pay Seller for all Products delivered prior to such termination in accordance with
Article V and Seller shall perform all warranty obligations incurred prior to such termination in accordance with Article VIII and Annex G hereof.

                             ARTICLE VIII

                               Warranty
                               --------

     Seller's warranty is attached hereto as Annex H. Such warranty is expressly in lieu of any other warranties, express or implied, including any warranty of merchantability or fitness for a particular purpose.

                              ARTICLE IX

                        Technical Documentation
                        -----------------------

     For machines Seller shall provide Buyer with technical literature as set forth in Annex C hereto.

                               ARTICLE X

                             Commissioning
                             -------------

     Seller shall provide an English speaking technician (herein referred to as "Technician") for up to two (2) weeks at Buyer's job site, according to the payment terms to be agreed upon between the parties. The Technician shall guide Buyer's personnel in the assembly of the Products and make all functional checks. The Technician shall instruct Buyer's operators on proper machine maintenance procedures, basic trouble shooting, usage of parts, books and service manuals.

      Airfare from the U.S. to the designated local commercial airport and the return shall be reimbursed by Payor within 30 days after receipt of Seller's invoice for such expenses.

      Transportation between the nearest commercial airport and Buyer's job site, local transportation, local accommodations (food and lodging) shall be provided free of charge by the Buyer. Necessary tools for assembly of the Products shall be provided by the Buyer. An English-Russian translator shall be provided by Buyer at no cost to the Seller.

                           ARTICLE XI

                        Operator Training
                        -----------------

      Seller shall provide a professional machine operating engineer (herein referred to as "Demonstrator") for Buyer's operator training, according to the payment terms set forth in Annex E hereto, as follows: 3 week start-up training upon delivery of the Products; 1 week follow-up training within 90 days after delivery of the Products; 1 week follow-up training within 180 days after delivery of the Products. The operator training shall include theoretical and practical sessions and cover how to safely and efficiently operate the Products. The Demonstrator shall also review Buyer's operators' maintenance practices.

      Transportation between the nearest commercial airport and Buyer's job site, local transportation, and local accommodations (food and lodging) shall be provided free of charge by the Buyer. An English/Russian translator shall be provided by the Buyer at no cost to the Seller.

                           ARTICLE XII

                      Technical Inspections
                      ---------------------

      Seller shall provide an English speaking technician (herein referred to as "Technician"), according to the payment terms to be agreed upon between the parties, for two (2) times up to five (5) days at Buyer's job site: the first inspection at approximately six (6) months after the date of commissioning the Products, and the second at the end of the warranty period to inspect the Products and to provide technical counsel to Buyer's personnel. Seller shall provide Buyer with copies of such inspection reports.

      Airfare from the U.S. to the designated local commercial airport and the return shall be paid by Payor within 30 days after receipt of Seller's invoice for such expenses.

      Transportation between the nearest commercial airport and Buyer's job site, local transportation, and local accommodations
(food and lodging) shall be provided free of charge by the Buyer.

An English/Russian translator shall be provided by the Buyer at no cost to the Seller.

                          ARTICLE XIII

                      Liability and Claims
                      --------------------

     1. Seller's liability for any claim of any kind, including under Seller's warranty according to Article VIII and including claims for loss or damage resulting from or connected with this Contract or from the manufacture, sale, delivery, resale, repair or use of any Product covered by or furnished under this Contract, shall in no case exceed the purchase price allocable to the Product or part thereof that gives rise to the claim. In no event shall Seller be liable for indirect, special, incidental or consequential damages.

     2. Any claim against Seller for shortages or errors in making shipments shall be made in writing to Seller within fifteen
(15) days after arrival of the Products at the port of entry. For loss, damage or destruction of Products during shipment, if any, Buyer shall follow the procedure for filing claims as set forth in Annex G.

                          ARTICLE XIV

                     Termination By Seller
                     ---------------------

     If payment arrangements, as outlined in Article V hereof, are not completed by Payor and confirmed to Seller on or before the date specified in Article V hereof, or if Payor or Buyer otherwise breaches this Contract, Seller may, at its sole option, terminate all or any part of its obligations under this Contract upon thirty
(30) day's written notice to Buyer and Payor without liability or penalty of any kind whatsoever. Termination of such obligations by Seller shall be in addition to any other remedies Seller may have.

                          ARTICLE XV

                  Governing Law; Arbitration
                  --------------------------

     This Agreement shall be governed and construed in accordance with the substantive laws of the Commonwealth of Massachusetts, without giving effect to the conflicts of law provisions thereof and without giving effect to the United Nations Convention on Contracts for the International Sale of Goods. If any dispute, difference or question shall arise at any time after the date of
Agreement between the parties in respect of or in connection   with
this Agreement, then, if so elected by either party, the dispute, difference or question shall be finally settled by arbitration to be conducted in Boston, Massachusetts, in the English language under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with such rules. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

                            ARTICLE XVI

                    Representations and Warranties
                    ------------------------------

     Each party hereby represents and warrants to the other party as follows:

     (a) It is, as of the date of this Contract, an enterprise duly organized and validly existing under the laws of (i) for Seller, Oregon, U.S.A., (ii) for Buyer, the Russian Federation, and (iii) for Payor, Delaware, U.S.A., with full power and authority to own its properties and conduct its business.

     (b) It, acting on its own behalf, has the full power and authority to execute and deliver this Contract and to perform and comply with the provisions contained herein and the persons signing this Contract on its behalf have been duly authorized and empowered to enter into this Contract.

     (c) This Contract is a duly authorized, legal, valid and binding obligation of it enforceable against it according to its terms.

                            ARTICLE XVII

                             Amendments
                             ----------

     This Contract shall not be altered or amended except by agreement in writing signed by duly authorized representatives of the parties hereto.

                           ARTICLE XVIII

                              Notices
                              -------

     All notices hereunder shall be in writing in the English language and shall be delivered in person, or, if between Payor and Seller, by U.S. post or telefax, or, if between Buyer and Payor or Seller, by courier or by telex or telefax, to the respective parties at the addresses set forth below. Notice shall be deemed given, respectively, on the date of delivery in person, with receipt acknowledged, five days after dispatch, in the case of notices sent by U.S. mail, on the date indicated on the courier delivery acknowledgment, in the case of notices sent by courier, and on the date of receipt of a correct electronic acknowledgment in case of notice by telex or telefax. Any party may change its address for notice by a notice duly given as aforesaid.

      If to Payor:          The Pioneer Group, Inc.
                            60 State Street
                            Boston, Massachusetts 02109-1820
                            U.S.A.
                            Telephone:  (617) 742-7825
                            Telefax:    (617) 422-4288

      If to Buyer:          Joint-Stock Company "Forest-Starma"
                            4 Koprovaya Street
                            Komsomolsk-On-Amur
                            681006 Russian Federation
                            Telephone/Telefax:  74217247947
                            Telex:  141118 8PLAW

      If to Seller:         Timber Harvesting Equipment
                            16285 S.W. 85th Avenue, Suite 404
                            Tigard, Oregon 97224
                            U.S.A.
                            Telephone:  (503) 620-2331
                            Telefax:    (503) 639-3308

                           ARTICLE XIX

                             Survival
                             --------

      All representations, covenants and agreements contained herein shall survive the termination of this Contract to the extent required for the full observance and performance.

                            ARTICLE 20

                        Complete Agreement
                        ------------------

      This Contract, including the annexes hereto, constitute the entire agreement between the parties with respect of the subject matter hereof. All prior agreements, representations, statements, negotiations and undertakings, whether oral or written, are superseded hereby.

                              ARTICLE 21

                    Counterparts and Effective Date
                    -------------------------------

     This Contract is made in three (3) uniform copies in English, one copy for each party. This Contract may be executed in one or more counterparts or in facsimile counterparts. Each such counterpart shall be deemed to be an original copy of this Contract and all such counterparts shall be deemed to one and the same Contract. This Contract shall become effective upon signature by all parties.

                                SELLER

                                TIMBER HARVESTING EQUIPMENT
                                        SALES, INC.


                                By:
                                     -----------------------------
                                        Fred Darby
                                        President
                                Date:
                                     -----------------------------

                                PAYOR

                                THE PIONEER GROUP, INC.


                                By:  /S/ John F. Lawlor
                                     -----------------------------
                                        John F. Lawlor
                                        Vice President

                                Date:  20 May 1994


                                BUYER

                                JOINT-STOCK COMPANY "FOREST-STARMA"


                                By:  /s/ Anatoly Khomchenko
                                     -----------------------------
                                     Anatoly Khomchenko
                                     President


                                By:  /s/ Pavel Grinjaev
                                     -----------------------------
                                     Pavel Grinjaev
                                     Deputy President
                                     Date:  30 May 1994

                              ANNEX A
                              -------

                           PRICE SUMMARY

Machines                                      U.S. Dollars
--------                                      ------------

As per Annex B-1                              $619,091.00

Consumable Parts                              $  3,314.00
----------------
As per Annex B-2

                                  Total       $630,835.00

Operator Training                             $  8,430.00
----------------
As per Annex E

                                  TOTAL       $630,835.00

Freight and insurance from port of exit to port of entry to be determined separately.

                             ANNEX B-1
                             ---------

Machines                                     U.S. Dollars
--------                                     ------------

Two Hahn Harvestors, Model HTL 300/F,
  complete with all standard equipment
  and the following options:  electronic
  log length measuring; loader cab and
  controls; spare parts kit; C&D weather
  starting package (Rykon MV or ATF/F
  hydraulic fluid, Espar type engine
  pre-heater, high output cab heater,
  Premium 4-D battery, insulated,
  oversize fuel lines, synthetic
  gear lube in axles and gear boxes)

  Price per machine

    First Machine                            $308,380.00

    Second Machine, with 2% discount         $302,391.00

    Total                                    $610,771.00

Freight - Factory to West Coast Port         $  8,320.00

    TOTAL                                    $ 619,091.00

                               ANNEX B-2
                               ---------

                               CONSUMABLE PARTS

                                  ANNEX B-2

(3)     Retract Cable-25'                        10.99 each         $ 32.97
(2)     151 ML-1 Micro Switch-kick out          275.68 each          551.36
(2)     51 ML-1 Micro Switch-saw & anti-slab    280.74 each          573.48
(2)     E65CNL1 Scanner                         232.63 each          465.26
(2)     Parts/Service/Operator Manual            50.00 each          100.00
(2)     1N1096 Diode                              2.08 each            4.10
(2)     12.5 oz Hahn Green Spray Paint            6.71 each           13.42
(4)     924792 Filters                           74.31 each          297.24
(2)     92538510 Pilot Filter                    42.12 each           84.24
(2)     927588 Filter                            94.00 each          188.00
(2)     927572 gasket for 927588 filter           3.55 each            7.10
(8)     Reflectors                                5.05 each           40.40
(2)     HL-1-0102 Adapter                        39.94 each           79.88
(2)     Log Diameter Cut Cards                                          n/c
(2)     Saw Chain Sprocket                      268.42 each          536.84
(2)     Repair Kit-saw chain sprocket            14.47 each           28.94
(4)     Step Keys-saw sprocket                    1.43 each            5.72
(4)     RC 160 Conn Links                         7.44 each           29.76
(2)     RC 160 Roller Links                      14.29 each           28.58
(2)     Taperlock bushing-saw sprocket            8.42 each           16.84
(2)     Toggle Switch                            34.73 each           69.46
(2)     Count Command Switch (12087001)          30.13 each           72.26
(2)     Saw Chain Repair Kit                     32.52 each           65.04
(4)     #8 BSP Washer                             1.79 each            7.17
(4)     #12 BSP Washer                            4.08 each           16.32
                                                                  ---------
                                                  Total           $3,314.43

                                    ANNEX C
                                    -------

                        Technical Documentation

     Seller shall provide with each machine and at its own expense the following:

     1 -  Service Manual

     1 -  Parts Book

     1 -  Operator's and Maintenance Manual

     1 -  Carburetor, Operation, Lubrication and Maintenance
          Instructions

     1 -  Set of Instruction Decals installed on each machine

                                    ANNEX D
                                    -------

                               Delivery Schedule
                       (Subject to Timely Completion of
                Payment Arrangements as Provided in Article V)

Description                  Port of Exit        Delivery Date CIF
-----------                  ------------        -----------------
Machines as per              West Coast Port     August 20, 1994
  Annex B-1                  of Buyer's Choice

Consumable Parts             West Cost Port      August 20, 1994
  As per Annex B-2           of Buyer's Choice


                                  ANNEX E
                                  -------

                          Operator Training Fees

              Description                               Cost
              -----------                               ----
3 week start-up training                           $3,000.00

1 week follow-up training                          $1,000.00
    in 90 days

1 week follow-up training                          $1,000.00
    in 180 days

Three round trips via Alaska Airlines              $3,430.00
    to the port of entry, Russia                   ---------


                        Total                      $ 8430.00


                                  ANNEX F
                                  -------


     Payor shall pay Seller for the Products, including Operator
Training but not including freight and insurance from port of exit to port of entry, which shall be paid for in accordance with Annex F-2, as follows:

     (a) Down payment of 30%. United States Dollars ONE HUNDRED EIGHTY-NINE THOUSAND TWO HUNDRED-FIFTY ONE (U.S.$189,251), representing 30% of the total Product price, including Operator Training but not including freight and insurance from port of exit to port of entry, shall be paid by wire transfer within thirty (30) days after signature of this Contract to Seller's account no. 2394701051, bank routing No. 323-070-380 with Bank of America, 1001 SW 5th Avenue, Portland Oregon 97204, Attention Nattawan Thang Vijit, Vice President and Manager, fax: 503-275-1830, SWIFT No.:
BofAUS6P, telex: 673-4290 BOAPDX, tel: 503-275-1246, under telex advice to Seller. For funds received, Seller shall provide a signed receipt to Payor as specified in Annex F-1(a). All banking charges incurred by Payor's bank shall be for Payor's account. All banking charges incurred by Seller's bank shall be for Seller's account.

     (b) Balance payment of 70%. United States Dollars FOUR HUNDRED FORTY-ONE THOUSAND FIVE HUNDRED EIGHTY-FOUR (U.S. $441,584), representing 70% of the total Product price, shall be paid by Payor to Seller under an irrevocable letter of credit to be opened in favor of Seller within thirty (30) days after execution of this Contract. This letter of credit shall be issued by State Street Bank and Trust Company, Boston, Massachusetts, and shall be valid for shipment and negotiation of documents until September 1, 1994. Payment under this letter of credit shall be made as follows: 30% of the total Product price shall be paid to Seller at sight and the remaining 40% of the total Product price shall be paid to Seller thirty (30) days after the bill of lading date against presentation of the following documents:

         (i) Commercial invoice in four copies;

        (ii) Packing list in two copies;

       (iii) Full set of clean, on-board bills of lading evidencing shipment to Vanino, Russian Federation, issued to the order of Seller, endorsed to the order of Joint-Stock Comp "Forest-Starma", marked notify: Anatoly Khomchenko, President, Joint-Stock Company "Forest-Starma", 4, Koprovaya Street, Komsomolsk-on-Amur, Russian Federation, tel/fax (7)(42172) 47947; telex: 141115 SPLAW SU; and

                                                 Annex F Continued




          (iv) Original insurance certificate for 110% of the CIF value, port of exit, payable in U.S. Dollars.

     All banking and collection charges incurred in connection with opening, advising and negotiating the letter of credit shall be for Payor's account. Payor shall fax or telex Seller the number of the letter of credit, amount and opening date not later than three working days after the opening date of the letter of credit.

     Notwithstanding any of the foregoing, in the event that Seller fails to present a full set of clean, on-board bills of lading in connection with a drawing under Payor's letter of credit, as provided in point (b)(iii) above, Payor will waive presentation of such bills of lading under the letter of credit, provided that Seller presents to Payor's bank the following documents instead:
(1) a dock receipt issued by the Port of Tacoma evidencing receipt of the Products; and (2) an original copy of a Materials Receiving Report, issued by Sea-Pac Services, 6100 West Marginal Way, S.W., Seattle, WA 98106, tel: 206-763-0339, fax: 206-763-0488, attention
Van Carroll or Paul Kimball, indicating that all of the Products shipped have been delivered to Circle International, Inc. and that none of the Products shipped have been lost, damaged or destroyed. In such event, provided that the documents described in points
(b)(i),(b)(ii) and b(iv) above have also been presented and conform to the requirements of the letter of credit, Payor shall authorize its bank to make payment under such letter of credit as follows:
30% of the total Product price shall be paid to Seller at sight and the remaining 40% of the total Product price shall be paid to Seller thirty days after the date of the Materials Receiving Report.

                               ANNEX F-1A
                               ----------

                                Receipt
                                -------

    We hereby confirm having received from ______________________ on ________________________, 19__ the amount of U.S. dollars ________________
(U.S.$ ________________), representing the advance payment of ____________ percent (___%), under contract among Timber Harvesting Equipment, The Pioneer Group, Inc. and Joint-Stock Company
"Forest-Starma", dated ________________, 19__.

    Tigard, Oregon.                  Timber Harvesting Equipment
                                        Sales, Inc.



                                     ___________________________
                                     By: _______________________
                                     Title: ____________________

                                 ANNEX F-2
                                 ---------


        Payor shall pay Seller for the cost of freight and insurance for the Products from port of exit to port of entry, as notified by Seller to Payor according to Articles II and III.5 of this Contract, via check or wire transfer within (30) days after receipt by Payor from Seller of a faxed copy of the freight forwarder's invoice indicating cost of freight and insurance for the Products from port of exit to port of entry. Payment via wire transfer shall be made to Seller's bank account as described in Annex F of this Agreement. For funds received, Seller shall provide a signed receipt to Payor as specified in Annex F-1 (a).

        All banking charges incurred in connection with the payment to be made under this Annex F-2 shall be for Payor's account.

                                    ANNEX G
                                    -------

                Procedure for Filing Claims For Loss, Damage or
                Destruction of any Products In Accordance with
                  Article XIII, Paragraph 2 of this Contract.

     1. Buyer or Buyer's agent shall inspect all products upon receipt from the carrier at the point of entry.

     2. In the case of loss, damage or destruction of any products, Buyer or Buyer's agent shall: (i) provide a written report evidencing that the loss, damage or destruction occurred while the product was in the carrier's custody; (ii) immediately request a surveyor to inspect the products at the port of entry and obtain a survey report from the local Chamber of Commerce; (iii) upon receipt of the survey report Buyer shall file a letter of claim to Seller describing the damage incurred and listing the serial numbers and reference numbers and quantity of all lost, damaged or destroyed products.

     This letter of claim is to be accompanied by the following supporting documents: (1) copy of Seller's related product invoice;
(2) original or copy of the bills of lading; (3) written report as per Paragraph 2(i) above; (4) survey report by the Chamber of Commerce as per Paragraph 2(ii) above; (5) pictures of damaged or destroyed products. The letter of claim and supporting documents must be submitted by Buyer in the English language, and any documents issued in the Russian language must be accompanied by English translations. It shall be the Buyer's responsibility to obtain and provide all of the above documents as fast as possible to the Seller. However, if any of the supporting documents are not available, Buyer shall so state together with the reasons the missing documents are not available in its letter of claim.

                               ANNEX H
                               -------

                              Warranty

                               ANNEX H
                               -------

                                   HTL 300/F
                          HAHN TREE LENGTH PROCESSOR
                          --------------------------
                       a product of Hahn Machinery, Inc.
                               SPECIAL WARRANTY


Each new Hahn Harvester, manufactured by HAHN MACHINERY, INC. is warranted for a period of six (6) months from the date of receipt by the initial user or 1,000 hours of operation, whichever occurs first. This warranty does NOT apply if the machine has been overloaded, inadequately maintained, involved in an accident, or subjected to conditions for which it was not designed.

HAHN MACHINERY, INC.'s obligation under this warranty is limited to the repair or replacement, FOB its factory, of any part or component which is proven to be defective in material or workmanship, and which is not specifically excluded from this warranty. All parts and components must be returned to the factory, freight prepaid, for evaluation and warranty consideration.

EXCLUSION OF WARRANTIES

This warranty shall not apply to any item, supplied by HAHN MACHINERY, INC. which has been repaired or altered, neglected, or used in any way which, in the manufacturer's opinion, adversely affects its performance. Buyer assumes all liability for all personal injury and property damage resulting from the handling, possession of, or use of HAHN HARVESTERS and/or attachments, by the buyer.

Engines, tires, and batteries are covered under separate warranties provided by their respective manufacturers and are not included in this warranty policy.

Shear blades, saw bars, and saw chains are not covered under this warranty policy, and replacement will be at the buyers expense.

This warranty is in lieu of all other warranties, expressed or implied, including specifically, THE IMPLIED WARRANTIES OF
MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE and all other obligations and liabilities.

HAHN MACHINERY, INC. neither assumes nor authorizes any agent, employee, or representative to assume for it, any other liability concerning its machinery and/or attachments.

Consequential damages are expressly disclaimed to the extent permitted by law.

December 27, 1991

HAHN MACHINERY, INC.            TWO HARBORS, MN 55616